UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 12, 2004


                           HALOZYME THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


             Nevada                      000-49616             88-0488686
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)

                      11588 Sorrento Valley Road, Suite 17
                           San Diego, California 92121
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (858) 794-8889



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

         (a)(1) Previous independent accountants.

              (i) On March 12, 2004, the Company dismissed Hall & Company ("Hall") as its independent accountants.

              (ii) The reports of Hall on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

              (iii) The decision to change independent accountants was approved by the Company's Board of Directors.

              (iv) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hall, would have caused it to make reference to the subject matter of such disagreements in its report on the financial statements of the Company for such periods.

              (v) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no reportable events under Item 304(a)(1)(v) of Regulation S-K.

              The Company has requested that Hall furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 12, 2004, is filed as Exhibit No. 16.1 to this Form 8-K.


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             (2)  New independent accountants.

                  The Company engaged Cacciamatta Accountancy Corporation ("Cacciamatta") as its new independent accountants as of March 12, 2004. During the two most recent fiscal years and through the date of their engagement by the Company, the Company did not consult with Cacciamatta regarding issues of the type described in Item 304(a)(2) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

   Exhibit No.     Description

      16.1         Letter from Hall & Company to the Securities and Exchange
                   Commission



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Halozyme Therapeutics, Inc.

                                  By: /s/ Jonathan E. Lim, MD
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Date: March 12, 2004                  President and Chief Executive Officer